EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements (Nos. 333-110090, 333-111092, 333-122043, and 133-136585) on Form S-3 and (Nos.
333-49810, 333-106151,  333-106152,  333-106153,  333-114377, and 333-136697) on
Form S-8 of Tarrant Apparel Group or our report dated March 27, 2008 relating to our audit of the consolidated financial statements, and the financial statement schedule, which appear in the Annual Report on Form 10-K of Tarrant Apparel Group for the year ended December 31, 2007.


/s/ Singer Lewak Greenbaum & Goldstein LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 27, 2008